Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares Of

O'CONNOR FUND OF FUNDS: MULTI-STRATEGY

Tendered Pursuant to the Offer to Purchase
Dated December 17, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIREAT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
FAX BY, THE END OF THE DAY ON
TUESDAY, JANUARY 15, 2013, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

O'Connor Fund of Funds: Multi-Strategy
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, Delaware 19703-9911

Attn:  Tender Offer Administrator
For additional information:
Phone: (877) 431-1973
Fax:      (302) 793-8201
              (302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

O'CONNOR FUND OF FUNDS: MULTI-STRATEGY

You are responsible for confirming that this Notice is received by BNY Mellon Investment
Servicing (US) Inc.  To assure good delivery, please send this page to BNY Mellon
Investment Servicing (US) Inc. and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):	☐☐	☐☐☐☐☐	☐☐

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Shareholder:

Joint Tenant Signature:
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date

Print Name of Joint Tenant:

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:

Signature:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Signatory and Title:

Co-Signatory if necessary:
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Co-Signatory and Title: